EXHIBIT 99

Contact:	Timothy M. Doyle Executive Managing Director, CFO 858.551.0511

FOR IMMEDIATE RELEASE

ITLA CAPITAL CORPORATION ANNOUNCES CHANGES IN EXECUTIVE
MANAGEMENT TEAM

La Jolla, California (August 9, 2005) --- ITLA Capital Corporation (NASDAQ-ITLA) today announced the hiring of Lyle C. Lodwick as Executive Managing Director and Chief Operating Officer. Mr. Lodwick has 28 years of industry experience and joins ITLA after a distinguished 19 year career with Pacific Crest Bank, where he served as Executive Vice President and Chief Credit Officer. During his tenure at Pacific Crest Bank, his responsibilities included operational oversight of their commercial real estate lending division, loan servicing and underwriting department, retail banking, specialized assets, information systems, compliance, and corporate administration. Most recently, Mr. Lodwick served as Executive Vice President and Chief Operating Officer at Sunwest Bank. Mr. Lodwick will be based at our corporate headquarters in La Jolla, California.

The Company also announced today the promotion of Timothy M. Doyle as Executive Managing Director and Chief Financial Officer. Mr. Doyle's existing responsibilities will be expanded to include oversight of additional banking operations. Mr. Doyle has been with the Company since 1996 and has previously served on the Company's management team as Senior Managing Director, Chief Financial Officer and Managing Director, Chief Administration Officer.

President and Chief Executive Officer George W. Haligowski stated "We are excited by today's announcement regarding the addition of Lyle to our executive team and the promotion of Tim Doyle to Executive Managing Director. Lyle's extensive experience in the industry will greatly contribute to the success of our strategic initiatives and operations. Tim's leadership and service with the Company has made him a critical component of the Company's management team and I expect him to provide outstanding leadership and continuity for the Company in his new position. I look forward to working closely with both on the Company's initiatives."

Separately, the Company also announced the departure of Don Nickbarg, Senior Managing Director and Chief Banking Officer. Haligowski commented that, "Don has resigned to pursue personal interests. We thank him for his dedication and contributions during his past seven years with the Company, and wish him success in his future endeavors."

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, the quality or composition of the loan or investment portfolios, increased costs from pursuing the national expansion of our small balance multi-family lending platform and operational challenges inherent in implementing this expansion strategy, fluctuations in interest rates, and changes in the relative differences between short and long term interest rates, levels of nonperforming assets, and operating results, the economic impact of terrorist actions and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company's actual results for 2005 and beyond to differ materially from those expressed in any forward looking statements by, or on behalf of, the Company.

ITLA Capital Corporation Announces Changes in Executive Management Team
August 9, 2005

ITLA Capital Corporation is the largest financial services company headquartered in San Diego, California, and conducts its operations through Imperial Capital Bank and Imperial Capital Real Estate Investment Trust. Imperial Capital Bank has seven retail branch locations and 24 loan production offices serving the Western United States, the Southeast, the Mid-Atlantic States, the Ohio Valley, the Metro New York area and New England.

For additional information, contact Timothy M. Doyle, Executive Managing Director and Chief Financial Officer, at (858) 551-0511.

www.itlacapital.com